UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2022

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SYN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported by Synthetic Biologics, Inc. (“Synthetic”) in a Current Report on Form 8-K filed by Synthetic with the Securities and Exchange Commission (the “SEC”) on December 14, 2021 (the “December 2021 Form 8-K”), Synthetic entered into a Share Purchase Agreement on December 14, 2021 (the “Purchase Agreement”), with VCN Biosciences, S.L., a corporation organized under the laws of Spain (“VCN”) and the shareholders of VCN (the “Sellers”), to acquire all the outstanding shares of VCN (the “VCN Shares”) from the shareholders of VCN (the “Acquisition”). The Share Purchase Agreement was amended on March 9, 2022 to reallocate to certain key employees and consultants of VCN a portion of the 26,395,303 shares of common stock, $0.001 par value, of Synthetic (the “Closing Shares”) to be issued at the closing of the acquisition of VCN.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 10, 2022, Synthetic closed the Acquisition (the “Closing”) and acquired all the outstanding shares of VCN. As consideration for the purchase of the VCN Shares, at the Closing, Synthetic paid $4,700,000 (the “Closing Cash Consideration”) to Grifols Innovation and New Technologies Limited (“Grifols”), the owner of approximately 86% of the equity of VCN, and issued to the remaining Sellers and certain key employees and consultants of VCN the Closing Shares, representing 19.99% of the outstanding shares of Synthetic’s common stock on December 14, 2021, the date of the Purchase Agreement. In addition to the consideration described above, under the terms of the Purchase Agreement, Synthetic assumed up to $2,400,000 of existing liabilities of VCN and has agreed to make cash payments to Grifols upon the achievement of certain clinical and commercialization milestones, all as described in more detail in the December 2021 Form 8-K.

The Purchase Agreement contains customary representations, warranties and covenants of the Sellers and Synthetic. Subject to certain customary limitations, the Sellers have agreed to indemnify Synthetic and its officers and directors against certain losses related to, among other things, breaches of their representations and warranties, certain specified liabilities and the failure to perform covenants or obligations under the Purchase Agreement.

In connection with the Acquisition, prior to the Closing Synthetic loaned VCN $425,000 to help finance the costs of certain of VCN’s research and development activities and, at the Closing, VCN and Grifols entered into a sublease agreement for the sublease by VCN of the laboratory and office space currently occupied by it as well as a transitional services agreement. As a Purchase Agreement post-Closing covenant, Synthetic has agreed to commit to fund VCN’s research and development programs, including but not limited to VCN01 PDAC phase 2 trial, VCN01 RB pivotal trial and necessary G&A within a budgetary plan of approximately $27.8 million.

The foregoing summary of the Purchase Agreement, as amended, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement that is filed herewith as Exhibit 2.1 and the amendment thereto that is filed herewith as Exhibit 2.2, both of which are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Synthetic, VCN or either of their businesses, and should be read in conjunction with the disclosures in Synthetic’s periodic reports and other filings with the SEC.

About VCN

VCN is a private, clinical-stage biopharmaceutical company which is developing new agents for the treatment of certain cancers based on oncolytic adenoviruses with high potency and selectivity. VCN’s lead product candidate, VCN-01, is an oncolytic adenovirus being studied in clinical trials for cancers with high unmet need, including pancreatic carcinoma and retinoblastoma. Oncolytic viruses have a unique mechanism of action as compared to other cancer drugs and can detect cancer mutations, replicate or self-amply within cancer cells, break down (i.e., lyse) the membranes of the cells thereby killing them and then propagate the oncolytic effect to neighboring cancer cells. The therapeutic effect is therefore amplified within tumors reducing the viral dose needed to reach tumors. Currently, VCN has four exclusive patent licenses in independent technologies developed internally and in collaboration with the Virotherapy Group of the Catalan Institute of Oncology (ICO-IDIBELL) that result in enhanced antitumoral potency of oncolytic adenoviruses.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Closing Shares were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Regulation S thereof (“Regulation S”). The Sellers receiving the shares of Synthetic common stock represented that they each were an “accredited investor,” as defined in Regulation D, and were acquiring the securities described herein for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof or are exempt from registration under exemption afforded by Regulation S. Accordingly, the Closing Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 7.01. Regulation FD Disclosure.

On March 11, 2022, Synthetic issued the press release attached hereto as Exhibit 99.1 announcing the closing of the Acquisition.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed with the SEC no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed with the SEC no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit Number	Description

2.1	Share Purchase Agreement, by and among Synthetic Biologics, Inc., VCN Biosciences, S.L. and the shareholders of VCN Biosciences, S.L., dated December 14, 2021 (incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on December 14, 2021 (File No. 001-12584)

2.2	Amendment, dated March 9, 2022, to the Share Purchase Agreement, by and among Synthetic Biologics, Inc., VCN Biosciences, S.L. and the shareholders of VCN Biosciences, S.L., dated December 14, 2021

99.1	Press Release issued by Synthetic Biologics, Inc., dated March 11, 2022

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2022	SYNTHETIC BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer